Luxfer Holdings PLC Announces First Quarter 2021 Financial Results

First Quarter 2021 Summary (all comparisons year-over-year unless otherwise noted; results exclude aluminum products discontinued operations)
•Net sales of $85.2 million decreased 3.6%, including a 3.4% benefit from currency
•GAAP net income of $8.6 million, including $2.7 million in restructuring and other expenses, increased from $7.2 million; adjusted net income of $10.9 million increased 16.0%
•GAAP EPS of $0.31 increased from $0.26; adjusted EPS of $0.39 increased 14.7%
•Adjusted EBITDA of $17.7 million increased 12.0%; adjusted EBITDA margin of 20.8% increased 290 basis points

Strategic Updates
•Completed acquisition of Structural Composites Industries (SCI) on March 15, 2021, which increased our participation in higher growth alternative fuels and expanded our aerospace product portfolio
•Completed sale of Graham, North Carolina, aluminum cylinder facility on March 25, 2021; Remain on track to divest the remaining Aluminum facilities by year-end
•Revised 2021 adjusted EPS guidance range to $1.10 to $1.30, including a $0.15 cents dilutive impact of SCI losses and integration costs. Expect SCI to be accretive to 2022 earnings.

MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for the first quarter, ending March 28, 2021.
Consolidated net sales decreased 3.6% to $85.2 million from $88.4 million, including a favorable foreign currency benefit of $3.0 million, or 3.4%. The sales decrease was due to the negative impact of COVID-19 on industrial end markets, partially offset by growth in alternative fuel including CNG and Hydrogen, as well as sales of military products.
GAAP net income increased to $8.6 million, or $0.31 per diluted share, compared to $7.2 million, or $0.26 per diluted share a year ago. Results included $2.7 million in restructuring and other charges, compared to restructuring and other charges of $3.0 million in the prior year period.
Adjusted net income increased 16.0% to $10.9 million from $9.4 million. Adjusted diluted earnings per share increased 14.7% to $0.39 from $0.34. Adjusted EBITDA increased 12.0% to $17.7 million. Adjusted EBITDA margin of 20.8% expanded 290 basis points
“We are pleased to have started the year with strong first quarter results driven by solid execution and an improving global economy” said Alok Maskara, Luxfer’s Chief Executive Officer. “During the quarter, we achieved our transformation plan cost reduction goal, which has yielded $26 million in annualized savings ahead of our original targeted completion of year end. In addition, we completed several strategic initiatives that position our product portfolio for accelerated growth. We also continued our lean working capital initiatives, which delivered free cash flow of $13.8 million. Given the strength of our free cash flow and low debt levels, we have the financial flexibility to strategically invest in future growth opportunities, while returning cash to shareholders in the form of dividends and share repurchases.”

Segment Results (all comparisons year-over-year unless otherwise noted; results exclude aluminum products discontinued operations)
Elektron Segment
•Net sales of $49.0 million decreased 4.3% including a $1.4 million, or 2.7%, foreign currency exchange benefit.
•Adjusted EBITDA of $11.7 million increased 0.9% and margin expanded 120 basis points to 23.9% from 22.7%
Gas Cylinders Segment
•Net sales of $36.2 million decreased 2.7%; foreign currency exchange benefited sales by $1.6 million, or 4.3%
•Adjusted EBITDA of $6.0 million increased 43% as cost savings more than offset the impact of volume declines, resulting in 530 basis points of margin expansion to 16.6% from 11.3%
Capital Resources and Liquidity
Free cash flow of $13.8 million for the quarter, compared to an outflow of $7.0 million in the prior year. During the quarter, the Company paid $3.4 million in ordinary dividends, or $0.125 per share. Given strong cash flow, the Company restored normal levels of funding for growth and productivity initiatives.
At quarter end, the Company had $31.8 million in cash and approximately $126 million in an undrawn revolving credit facility. Net debt totaled $41.2 million, resulting in a net debt to EBITDA ratio of 0.7x.
2021 Guidance
“While market uncertainty remains, we have gained more visibility into customer demand patterns and are providing updated financial guidance for 2021. We now expect Adjusted EPS to be in the range of $1.10 to $1.30, an increase from our prior range of $1.05 to $1.25 despite the $0.15 dilutive impact of the SCI acquisition. We retain a strong balance sheet and undrawn credit facility, which provides us the financial flexibility to continue investing in growth and exploring acquisition opportunities to build an even stronger company,” added Maskara.
Conference Call Information
Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Daylight Time on Tuesday, April 27, 2021, during which management will provide a review of the Company’s financial results for the first quarter of 2021. U.S. participants may access the conference call by telephoning +1-877-341-8545. Participants from other countries may access the conference call by telephoning +1-908-982-4601. The participant conference ID code is 9566748. The following link provides access to a webcast for the conference call:
https://event.on24.com/wcc/r/3115260/8C66BB74579AD2718F15C3BAF63C53F2
A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, please call +1-855-859-2056 in the U.S. and +1-404-537-3406 in other countries. Enter conference ID code 9566748 when prompted. Slides used in the presentation and a recording of the call will also be available in the Investor Relations section of the Luxfer website at www.luxfer.com.
Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include, but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which it operates; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) its ability to protect its intellectual property; (viii) the significant amount of indebtedness it has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the U.S. Securities and Exchange Commission on March 2, 2021. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.
About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical know-how and proprietary technologies. Luxfer’s high-performance materials, components and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation and general industrial applications. For more information, please visit www.luxfer.com.
Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.
Investor Contact:
Heather Harding
Chief Financial Officer
+1-414-269-2419
Investor.Relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	First Quarter
In millions, except share and per-share data	2021	2020
Net sales	$85.2	$88.4
Cost of goods sold	(60.0)	(64.3)
Gross profit	25.2	24.1
Selling, general and administrative expenses	(10.6)	(11.4)
Research and development	(0.8)	(0.7)
Restructuring charges	(1.4)	(2.8)
Acquisition-related costs	(0.2)	(0.2)
Other charges	(1.1)	—
Operating income	11.1	9.0
Interest expense	(0.8)	(1.2)
Defined benefit pension credit	0.6	1.1
Income before income taxes	10.9	8.9
Provision for income taxes	(2.3)	(1.7)
Net income from continuing operations	8.6	7.2

Net loss from discontinued operations, net of tax	(1.6)	(1.0)
Gain on disposition of discontinued operations, net of tax	7.5	—
Net income / (loss) from discontinued operations	$5.9	$(1.0)

Net income	$14.5	$6.2

Earnings / (loss) per share
Basic from continuing operations	$0.31	$0.26
Basic from discontinued operations	$0.21	$(0.04)
Basic	$0.52	$0.23
Diluted from continuing operations	$0.31	$0.26
Diluted from discontinued operations	$0.21	$(0.04)
Diluted	$0.52	$0.22

Weighted average ordinary shares outstanding
Basic	27,658,871	27,440,423
Diluted	28,057,323	27,894,058

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 28,	December 31,
In millions, except share and per-share data	2021	2020
Current assets
Cash and cash equivalents	$31.8	$1.5
Accounts and other receivables, net of allowances of $0.5 and $0.5, respectively	56.0	43.1
Inventories	75.6	68.8
Current assets held-for-sale	20.7	36.0
Other current assets	1.1	1.5
Total current assets	$185.2	$150.9
Non-current assets
Property, plant and equipment, net	$93.9	$86.0
Right-of-use assets from operating leases	9.0	9.5
Goodwill	70.5	70.2
Intangibles, net	12.7	12.8
Deferred tax assets	16.6	16.5
Investments and loans to joint ventures and other affiliates	0.5	0.5
Total assets	$388.4	$346.4
Current liabilities
Accounts payable	$27.7	$18.6
Accrued liabilities	23.7	21.5
Taxes on income	4.4	0.4
Current liabilities held-for-sale	7.3	11.4
Other current liabilities	14.0	13.5
Total current liabilities	$77.1	$65.4
Non-current liabilities
Long-term debt	$73.0	$53.4
Pensions and other retirement benefits	48.4	50.8
Deferred tax liabilities	2.8	2.0
Other non-current liabilities	8.2	7.7
Total liabilities	$209.5	$179.3
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2021 and 2020; issued and outstanding 29,000,000 shares for 2021 and 2020	$26.6	$26.6
Deferred shares of £0.0001 par value; authorized, issued and outstanding 761,845,338,444 shares for 2021 and 2020	149.9	149.9
Additional paid-in capital	69.7	70.6
Treasury shares	(4.0)	(4.0)
Own shares held by ESOP	(1.3)	(1.4)
Retained earnings	102.3	91.2
Accumulated other comprehensive loss	(164.3)	(165.8)
Total shareholders' equity	$178.9	$167.1
Total liabilities and shareholders' equity	$388.4	$346.4

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
In millions	2021	2020
Operating activities
Net income	$14.5	$6.2
Net income / (loss) from discontinued operations,	(5.9)	1.0
Net income from continuing operations	8.6	7.2
Adjustments to reconcile net income to net cash provided by / (used for) operating activities
Depreciation	3.2	3.1
Amortization of purchased intangible assets	0.2	0.2
Amortization of debt issuance costs	0.1	0.1
Share-based compensation charges	0.5	0.5
Deferred income taxes	0.3	0.2
Defined benefit pension credit	(0.6)	(1.1)
Defined benefit pension contributions	(1.4)	(1.4)
Changes in assets and liabilities
Accounts and other receivables	(7.4)	(4.2)
Inventories	(0.1)	(2.8)
Other current assets	(1.7)	(0.2)
Accounts payable	6.7	(5.0)
Accrued liabilities	2.5	(0.5)
Other current liabilities	2.0	(0.5)
Other non-current assets and liabilities	2.3	(0.1)
Net cash provided by / (used) operating activities - continuing	15.2	(4.5)
Net cash provided by operating activities - discontinued	—	—
Net cash provided by / (used for) operating activities	$15.2	$(4.5)
Investing activities
Capital expenditures	$(1.4)	$(2.5)
Proceeds from sale of discontinued operations	21.0	—
Business acquisition	(19.3)	—
Net cash provided by / (used) for investing activities - continuing	$0.3	$(2.5)
Net cash used for investing activities - discontinued	$—	$—
Net cash provided by / (used for) investing activities	$0.3	$(2.5)
Financing activities
Net drawdown of long-term borrowings	19.5	18.9
Deferred consideration paid	—	(0.4)
Proceeds from sale of shares	—	0.1
Share-based compensation cash paid	(1.3)	(0.7)
Dividends paid	(3.4)	(3.4)
Net cash from financing activities	$14.8	$14.5
Effect of exchange rate changes on cash and cash equivalents	—	(0.4)
Net increase	$30.3	$7.1
Cash and cash equivalents; beginning of year	1.5	10.3
Cash and cash equivalents; end of the First Quarter	31.8	17.4

Supplemental cash flow information:
Interest payments	$0.9	$1.3
Income tax payments	—	0.1

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales		Adjusted EBITDA
	First Quarter		First Quarter
In millions	2021	2020	2021	2020
Gas Cylinders segment	$36.2	$37.2	$6.0	$4.2
Elektron segment	49.0	51.2	11.7	11.6
Consolidated	$85.2	$88.4	$17.7	$15.8

	Depreciation and amortization		Restructuring charges
	First Quarter		First Quarter
In millions	2021	2020	2021	2020
Gas Cylinders segment	$0.9	$0.9	$0.5	$2.6
Elektron segment	2.5	2.4	0.9	—
Other	—	—	—	0.2
Consolidated	$3.4	$3.3	$1.4	$2.8

	First Quarter
In millions	2021	2020
Adjusted EBITDA	$17.7	$15.8
Other share-based compensation charges	(0.5)	(0.5)
Depreciation and amortization	(3.4)	(3.3)
Restructuring charges	(1.4)	(2.8)
Acquisition costs	(0.2)	(0.2)
Other charges	(1.1)	—
Defined benefits pension pension credit	0.6	1.1
Interest expense, net	(0.8)	(1.2)
Provision for income taxes	(2.3)	(1.7)
Net income from continuing operations	$8.6	$7.2

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	First Quarter
In millions except per share data	2021	2020
Net income	$8.6	$7.2
Accounting charges relating to acquisitions and disposals of businesses:
Amortization on acquired intangibles	0.2	0.2
Acquisition costs	0.2	0.2
Defined benefit pension credit	(0.6)	(1.1)
Restructuring charges	1.4	2.8
Other charges	1.1	—
Share-based compensation charges	0.5	0.5
Income tax on adjusted items	(0.5)	(0.4)
Adjusted net income	$10.9	$9.4

Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$0.31	$0.26
Impact of adjusted items	0.08	0.08
Adjusted diluted earnings per ordinary share(1)	$0.39	$0.34

ADJUSTED EBITDA (UNAUDITED)

	First Quarter
In millions	2021	2020
Adjusted net income	$10.9	$9.4
Add back:
Income tax on adjusted items	0.5	0.4
Provision for income taxes	2.3	1.7
Net finance costs	0.8	1.2
Adjusted EBITA	$14.5	$12.7
Depreciation	3.2	3.1
Adjusted EBITDA	$17.7	$15.8

ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	First Quarter
In millions	2021	2020
Adjusted net income	$10.9	$9.4
Add back:
Income tax on adjusted items	0.5	0.4
Provision for income taxes	2.3	1.7
Adjusted income before income taxes	$13.7	$11.5
Adjusted provision for income taxes	2.8	2.1
Adjusted effective tax rate	20.4%	18.3%